Exhibit 10.11

Certain identified information has been excluded because it is both not material and would likely cause competitive harm if publicly disclosed.

PATIENT RECORDS

LICENSE AGREEMENT

This Patient Records License Agreement (“Agreement”) is dated as of this 10th day of October, 2018 (“Effective Date”) by and between Purinix Pharmaceuticals LLC, 1266 E Main Street, Suite 700R, Stamford, Connecticut, USA, 06902 (“Purinix”) and Ministry of Health, Republic of Malawi, with an address located at P.O. Box 30377, Lilongwe 3, Malawi (“Records Provider”). Purinix and Records Provider may individually be referred to hereinafter as a “Party” or collectively as the “Parties.”

WHEREAS, Purinix holds the rights to and is in the process of developing Suramin or a variant thereof (the “Product”) and intends to seek and obtain regulatory approval of the Product in jurisdictions throughout the world for the pharmaceutical treatment of human African trypanosomiasis (“HAT”);

WHEREAS, Records Provider maintains medical data and information (in the form of patient medical files) related to patients who have been diagnosed with and/or treated for HAT (“Patient Records”) and has the right under the laws of the jurisdiction in which it operates to grant the rights and licenses with respect to the Patient Records as contemplated under this Agreement; and

WHEREAS, Purinix wishes to use the Patient Records to conduct [***] from which it shall develop documentation to support its filings for regulatory approval of the Product in jurisdictions throughout the world, and including as otherwise set forth in Section 1 of this Agreement (the “Purpose”), and Records Provider wishes to license and transfer such Patient Records to Purinix in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, Purinix and Records Provider intend to be legally bound as follows:

1.	License, Ownership and Use.

1.1.	Exclusive License to Patient Records. Records Provider hereby grants to Purinix a perpetual, exclusive, irrevocable, fully transferable, worldwide [***] license (including, but not limited to, the right to grant sublicenses) to use, display, embed, reproduce, aggregate, modify, transmit, distribute, publish, and create derivative works in or otherwise related to the Patient Records in connection with the Purpose described herein. Purinix understands that the exclusivity of its license is connected to the Purpose and that Records Provider does not otherwise maintain exclusive rights to the patients’ medical records.
1.2.	Exclusive Ownership of Derivative Works. Records Provider hereby disclaims, waives, and releases any right or title it has or might have in the future in and to any and all derivative works (or their equivalent) of the Patient Records created or developed by Purinix and/or its licensees including, without limitation, [***]; the exclusive right and title to which shall rest with Purinix and/or its licensees. In the event the foregoing is deemed unenforceable by a court of competent jurisdiction, Records Provider hereby grants to Purinix a perpetual, exclusive, irrevocable, fully transferable, worldwide [***] license (including, but not limited to, the right to grant sublicenses) in and to any and all derivative works (or their equivalent) of the Patient Records created or developed by Purinix and/or its licensees.

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Certain identified information has been excluded because it is both not material and would likely cause competitive harm if publicly disclosed.

1.3.	Restrictions. For the avoidance of doubt, Records Provider understands and agrees that it may not (i) use, license, disseminate, distribute, or otherwise share the Patient Records with a third party for any purpose in contravention of the Purpose described herein; or (ii) use, license, disseminate, distribute, or otherwise share any derivative works of the Patient Records created by Purinix or its licensees for any reason whatsoever.
1.4.	Patient Privacy. Records Provider shall ensure that the Patient Records are transferred to Purinix in an irreversibly anonymous manner. If and to the extent Records Provider discovers that any transferred Patient Records include any identifiable “Patient Health Information,” as such term is defined under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the Parties shall cooperate in an effort to de-identify the Patient Records consistent with the Safe Harbor approach required by §164.514 of HIPAA. Purinix shall only be entitled to take copies of the Patient Records and, for the avoidance of doubt, nothing in this Agreement shall oblige Records Provider to deliver to Purinix any original documents containing Patient Records.
1.5.	Use of Data. The rights and licenses provided for in this Agreement (a) are coupled with an interest, (b) are subject to any and all data privacy laws applicable to the Patient Records, and (c) include, without limitation, the right on the part of Purinix to use any or all of the data included in the Patient Records (i) [***], (ii) in filings or other submissions to the U.S. Food and Drug Administration and/or any other similar governmental and regulatory authorities throughout the world (collectively, for the purposes of this Agreement, the “FDA”) regarding the Product including, but not limited to, filings or other submissions to obtain or maintain FDA approval of an NDA (as defined hereunder) for the Product in the United States market. For the purposes of this Agreement, “NDA” means a United States New Drug Application (as defined in the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et. seq.) (the “Act”) and the regulations promulgated thereunder) pursuant to Section 505 of the Act (21 U.S.C. Section 355) and the regulations promulgated thereunder submitted to the FDA for approval to market a pharmaceutical drug or product in the United States or, for registrations sought outside of the United States, any similar regulatory requirements in such jurisdictions. As the sponsor of the Product NDA, Purinix shall ensure that the results of its study are supported by source documentation, shall include reports on serious adverse events (SAE), and, where required, filings to the FDA at a pre-IND meeting, pre-NDA meeting, and/or in the NDA submission with respect to the Product shall include relevant Patient Records data.
1.6.	Support. From time to time, at Purinix’s request [***], the Records Provider shall use commercially reasonable efforts to cooperate with Purinix in order to effectuate the foregoing, which cooperation may include, but not be limited to, confirming and/or effectuating the Patient Records by executing and delivering any such certifications, consents or other written documents or instruments as Purinix may reasonably request. Records Provider shall also use commercially reasonable efforts to cooperate with Purinix with respect to any FDA queries regarding the nature of the Patient Records and shall permit Purinix and FDA personnel to audit such Patient Records, as required.

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Certain identified information has been excluded because it is both not material and would likely cause competitive harm if publicly disclosed.

2.	Term and Termination

2.1.	Term. The term of this Agreement shall be perpetual (the “Term”), provided, however, either Party shall have the right to terminate the Agreement if the other Party breaches, in any material respect, any material term or condition of this Agreement and fails to remedy such breach within thirty (30) days after being given written notice of such breach by the non-breaching Party.
2.2.	Survival. Notwithstanding anything in this Agreement to the contrary, the following Sections of this Agreement shall survive any termination of this Agreement: 1.2, 2, 4.2, and 5 – 13.

3.	Administrative Fees and Attribution

3.1.	Fees. Purinix shall, within [***], reimburse Records Provider, at the Record Provider’s standard rates, as set forth in Exhibit A, for time actually spent by one or more clinical study coordinators or other staff currently employed by the Records Provider,[***].
3.2.	Attribution. Purinix shall acknowledge the contributions of the Records Provider including, if appropriate, at Purinix’s sole and reasonable discretion or as mutually agreed in writing, the names of any individual Records Provider staff as authors, to the extent they contributed meaningfully to the Purpose.

4.	Representations and Warranties.

4.1.	Mutual Warranties. Each Party represents and warrants to the other that (a) the Agreement has been duly executed and delivered and constitutes a valid and binding agreement enforceable against such Party in accordance with its terms; (b) no authorization or approval from any third party is required in connection with such Party’s execution, delivery, or performance of the Agreement; and (c) the execution, delivery, and performance of the Agreement does not violate the laws of any jurisdiction or the terms or conditions of any other agreement to which it is a party or by which it is otherwise bound.
4.2.	Additional Records Provider Warranties. Records Provider further represents and warrants that (a) it has and will have all requisite ownership, rights, and licenses necessary to grant to Purinix the rights and licenses granted under this Agreement, (b) the license grant does not violate any applicable law, regulation, or statute, (c) it has not and will not enter into any agreement with a third party the execution or performance of which would violate or conflict with any of the rights or licenses set forth in Section 1 of this Agreement, and (d) to Records Provider’s best knowledge and belief (having made no specific enquiry), the Patient Records are an accurate and complete record in all material respects.

5.	Indemnification.

5.1.	Mutual Indemnification. Each Party shall defend, indemnify, and hold harmless the other Party for a breach of its respective representations and warranties in Section 4.1
5.2.	Records Provider’s Indemnification. Records Provider shall indemnify, defend, and hold Purinix, and its officers, directors, employees, agents and licensees, harmless from and against all claims, demands, liabilities, causes of action, costs and expenses (including reasonable out-of-pocket attorneys’ fees) arising out of a breach of the representations and warranties contained in Section 4.2 or arising out of or based on Purinix’s use of the Patient Records as permitted by, and subject to, the terms of this Agreement.

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Certain identified information has been excluded because it is both not material and would likely cause competitive harm if publicly disclosed.

5.3.	Indemnification Procedure. If any Party entitled to indemnification under this section (an “Indemnified Party”) makes an indemnification request to the other, the Indemnified Party shall permit the other party (the “Indemnifying Party”) to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party enter into any settlement or agree to any disposition that imposes an obligation on the Indemnified Party that is not wholly discharged or dischargeable by the Indemnifying Party. The Indemnified Party shall notify the Indemnifying Party promptly of any claim for which the Indemnifying Party is responsible and shall cooperate with the Indemnifying Party as commercially reasonable to facilitate defense of any such claim; provided that the Indemnified Party’s failure to notify Indemnifying Party shall not diminish the Indemnifying Party's obligations under this Section except to the extent that the Indemnifying Party is materially prejudiced as a result of such failure. An Indemnified Party shall at all times have the option to participate in any matter or litigation through counsel of its own selection at its own expense.

6.	Confidential Information. Each Party acknowledges that it may have access to certain confidential information of the other Party concerning the other Party’s business, plans, customers, technology, and products (“Confidential Information”) as a result of its obligations under this Agreement. The Parties agree: (a) the Party receiving the information (the “Receiving Party”) shall use, and cause their employees to use, reasonable efforts to safeguard the Confidential Information of the other Party (“Disclosing Party”); (b) the Receiving Party shall not disclose Confidential Information to any third party (other than contractors who have agreed to maintain its confidentiality); and (c) the Receiving Party shall not use Confidential Information for any purpose other than as authorized by this Agreement. Information shall not be subject to the foregoing confidentiality obligations if it is: (i) in the public domain through no fault of the Receiving Party; (ii) known to the Receiving Party prior to the time of disclosure; (iii) disclosed to the Receiving Party by a third party that doesn’t have a duty of confidentiality to the Disclosing Party; (iv) developed by the Receiving Party without reference to the Confidential Information; or (v) required to be disclosed by law, provided that the Receiving Party promptly provides notice to the Disclosing Party of any such request or requirement so that the Disclosing Party can seek appropriate protective orders.

7.	WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4, NEITHER PARTY MAKES ANY REPRESENTATION, WARRANTY, OR GUARANTY WHATSOEVER AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY BOTH PARTIES TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

8.	LIMITATION OF LIABILITY. EXCEPT FOR ANY LIABILITY OF A PARTY ARISING UNDER OR RELATED TO ITS INDEMNIFICATION OBLIGATIONS IN SECTION 5 OR A BREACH OF ITS CONFIDENTIALITY OBLIGATION IN SECTION 6; IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, PUNITIVE, SPECIAL, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES OF ANY TYPE OR KIND ARISING UNDER OR IN RESPECT OF THIS AGREEMENT.

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Certain identified information has been excluded because it is both not material and would likely cause competitive harm if publicly disclosed.

9.	Basis of the Bargain; Failure of Essential Purpose. The Parties acknowledge that each Party has entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the Parties. The Parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

10.	Notices. Any notice or other communication under this Agreement shall be sufficiently given if given in writing and delivered by hand delivery, or in lieu of such personal service, twenty-four (24) hours after delivery to a national, overnight courier service, to the addresses listed at the end of this Agreement. Either Party may designate a different address by giving notice of change of address in the manner provided above.

11.	Choice of Law, Jurisdiction and Venue. This Agreement will be governed by and construed in accordance with the laws of the State of New York in the United States, without reference to its conflicts of law provisions. The Parties agree that the exclusive jurisdiction and venue of any action to enforce or interpret this Agreement will be the state and federal courts located in the State of New York in the United States. Each Party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any state or federal court in the State of New York. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.	Injunctive Relief. The Parties agree that any breach of Sections 1, 4, or 6 of the Agreement could cause the non-breaching Party substantial and irrevocable damage and, therefore, in the event of any such breach, in addition to such other remedies which may be available, the non-breaching Party shall have the right to specific performance and injunctive relief.

13.	General Provisions. Neither Party may assign this Agreement to a third party without the prior written consent of the non-assigning Party, provided, however, Purinix may assign this Agreement to any affiliate, subsidiary, or parent entity, or in connection with a merger, acquisition, reorganization or other business combination or change of control event. Any assignment in derogation of the foregoing shall be deemed null and void. The Parties hereto are independent contractors and nothing contained herein or done in pursuance of this Agreement shall constitute either Party as the agent of the other Party for any purpose or in any sense whatsoever, or constitute the Parties as partners, joint venturers or franchisor and franchisee. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either Party unless mutually assented to in writing by both Parties. Without limiting the foregoing, the failure of either Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of either party to enforce each and every such provision thereafter. The express waiver by either Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision will be enforced to the maximum extent permissible so as to affect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. This Agreement is the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date written above.

Purinix Pharmaceuticals LLC		Ministry of Health, Republic of Malawi

By:	/s/ Michael Derby	By:	/s/Dr Storn Kabuluzi

Name:	Michael Derby	Name:	Dr Storn Kabuluzi

Title:	CEO	Title:	Director of Preventative Health Services

Date:	10th October 2018	Date:	10th October 2018

Notice Address:		Notice Address:

Purinix Pharmaceuticals LLC		Ministry of Health
1266 E Main Street		Republic of Malawi
Suite 700R		P.O. Box 30377
Stamford, Connecticut 06902		Lilongwe 3, Malawi
United States
[***]		[***]

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Exhibit A

[***]

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